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                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                             47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                    France

                                February 26, 2001






Total Return U.S. Treasury Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

                           Re: Total Return U.S. Treasury Fund, Inc.
                               Post-Effective Amendment No. 19
                               File No. 33-12179; ICA No. 811-5040

Gentlemen:

         We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 19 to Registration Statement No. 33-12179 on Form N-1A.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP